Exhibit 10.2

NON-QUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT is made as of October 29, 2004 between AngioDynamics, Inc. (“Angio”) and ___________________ (“Optionee”). Terms used herein have the same meaning as in Angio’s Spin-Off Adjustment Stock Option Plan for Certain Participants in the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan (“Plan”) unless otherwise defined herein.

1.	Angio hereby grants to Optionee a Non-Qualified Stock Option to purchase ______ Shares of Angio Common Stock pursuant and subject to the terms of the Plan (the “Option”). A copy of the Plan has been delivered to Optionee and is incorporated herein by reference. The Option is being granted as one of the Spin-Off adjustments to the stock options that were granted to the Optionee under the E-Z-EM, Inc. (“EZM”) 1984 Directors and Consultants Stock Option Plan on ______ and that had not terminated, expired or been exercised on or before the October 11, 2004 record date of the Spin-Off.

2.	The option price per share shall be $____________. Subject to Section 8(c) of the Plan, the option price may be paid in cash or by surrendering Angio Shares that the Optionee has owned for at least six months or acquired on the open market.

3.	The Option shall expire, unless earlier terminated pursuant to other provisions of this Agreement, with respect to the number of Shares stated in Section 1 above, as follows: __% on ________________ and __% on __________________.

4.	In the event Optionee becomes employed by, associated in any way with, or the beneficial owner of more than 1% of the equity of any business which competes, directly or indirectly, with Angio’s business or the business of EZM in any geographical area where Angio or EZM then does business, the Option shall immediately expire and Optionee shall have no rights hereunder. In no event shall EZM be deemed to compete with Angio nor shall Angio be deemed to compete with EZM within the meaning of this Section 4.

5.	Except as provided in Section 3, 4, 7 or 8, the Option shall become fully exercisable on _______________________.

6.	The Option shall not be transferable otherwise than by will or by the laws of descent and distribution and during the lifetime of Optionee shall be exercisable only by Optionee.

7.	In the event Optionee ceases to be a member of the Board of Directors of or a consultant to EZM for any reason other than death or disability, the Option may be exercised (if it has not expired or terminated under Sections 3 or 4 and is exercisable under Section 5) only during the period ending three months from the date of such cessation. If the Optionee is a member of the Board of Directors of Angio on the October 11, 2004 record date of the Spin-Off, then the Optionee’s continued service as a director of Angio after the Spin-Off shall be treated as service as a member of the Board of Directors of EZM within the meaning and solely for purposes of this Section 7 and Section 8 below.

8.	In the event Optionee ceases to be a member of the Board of Directors of or consultant to EZM by reason of death or disability, the Option may be fully exercised as to all Shares covered hereby (if it has not expired or terminated under Sections 3 or 4 but regardless of whether it is exercisable under Section 5) only during the period ending six months from the date of such cessation.

9.	Nothing herein or in the Plan shall confer upon any director or consultant of EZM or Angio any right to continue as a member of the Board of Directors or otherwise in the service of EZM or Angio.

10.	The Option and the Plan are subject to adjustments, modifications and amendments as provided in the Plan.

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11.	Subject to the Plan, this Agreement shall bind and inure to the benefit of Angio, EZM, Optionee and their respective successors, assigns and personal representatives.

12.	This Agreement will be governed by and construed under the laws of Delaware.

13.	Any disputes, claims or interpretive issues arising hereunder shall be resolved by the Committee in its sole and absolute discretion, and the Committee’s determinations shall be final and uncontestable.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective from the date first above written.

ANGIODYNAMICS, INC. By: ___________________________________ By: ___________________________________

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